UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2023

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DORM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planned Executive Chairman Succession

On February 22, 2023, the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) approved a planned succession process, whereby Steven L. Berman will step down from his role as Executive Chairman and be appointed to serve as Non-Executive Chairman of the Board effective April 1, 2023 (the “Effective Date”). In connection with this planned succession process, Mr. Berman’s Amended and Restated Employment Agreement, dated December 28, 2015 (the “Employment Agreement”), will not be renewed and therefore will cease as of the Effective Date.

Pursuant to the terms of the Employment Agreement, Mr. Berman will receive the payments and benefits as required under Section 5.4.2 of the Employment Agreement in connection with his transition from Executive Chairman to Non-Executive Chairman of the Board, including: (i) continued annual base salary in the amount of $420,000 for three years following the Effective Date (the “Applicable Period”); (ii) an annual cash bonus in the amount $150,000, on each March 15 during the Applicable Period; and (iii) continued coverage under the Company’s health and welfare plans for the Applicable Period or a stipend for such coverage (the “Obligations”).

Consistent with terms and provisions of the Company’s 2018 Stock Option and Stock Incentive Plan (the “Plan”), and Mr. Berman’s outstanding equity award agreements thereunder, Mr. Berman’s outstanding unvested equity awards (the “Unvested Awards”) will continue to vest and his vested but unexercised stock option awards (the “Unexercised Option Awards”) will remain exercisable, subject to their expiration date, so long as Mr. Berman serves as a member of the Board. Therefore, because the Obligations, the continued vesting of such Unvested Awards and the continued right to exercise such Unexercised Option Awards will serve as consideration to Mr. Berman while serving as a non-employee director of the Board, Mr. Berman will not receive compensation (other than reimbursement of expenses) under the Company’s non-employee director compensation program until the later of the date the Unvested Awards vest and are payable and April 1, 2026.

Payment of the Obligations is subject to Mr. Berman’s execution and non-revocation of a release and waiver of claims in favor of the Company and his compliance with certain restrictive covenants, including, without limitation, non-competition and non-solicitation obligations, which are set forth in a transition and release agreement (the “Transition Agreement”).

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which was previously filed on December 28, 2015 by the Company with the Securities and Exchange Commission as Exhibit 10.2 to the Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Transition and Release Agreement dated February 23, 2023 between Dorman Products, Inc. and Steven L. Berman.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: February 24, 2023	By:	/s/ Joseph P. Braun
	Name:	Joseph P. Braun
	Title:	Senior Vice President, General Counsel and Secretary